Exhibit 25.1

File No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WILMINGTON TRUST, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

16-1486454

(I.R.S. employer identification no.)

1100 North Market Street

Wilmington, DE 19890

(Address of principal executive offices)

Robert C. Fiedler

Vice President and Counsel

1100 North Market Street

Wilmington, Delaware 19890

(302) 651-8541

(Name, address and telephone number of agent for service)

SPIRIT REALTY CAPITAL, INC.

(Exact name of obligor as specified in its charter)

Maryland	20-1676382
(State of incorporation)	(I.R.S. employer identification no.)

16767 North Perimeter Drive, Suite 210 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.	GENERAL INFORMATION. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of Currency, Washington, D.C.

Federal Deposit Insurance Corporation, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Item 16.	LIST OF EXHIBITS. Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

1.	A copy of the Charter for Wilmington Trust, National Association, incorporated by reference to Exhibit 1 of Form T-1 filed as Exhibit 25.1 of Form S-3ASR of Catamaran Corporation on March 6, 2014 under SEC File number 333-194350.

2.	The authority of Wilmington Trust, National Association to commence business was granted under the Charter for Wilmington Trust, National Association, incorporated herein by reference to Exhibit 1 of Form T-1 filed as Exhibit 25.1 of Form S-3ASR of Catamaran Corporation on March 6, 2014 under SEC File number 333-194350.

3.	The authorization to exercise corporate trust powers was granted under the Charter for Wilmington Trust, National Association, incorporated herein by reference to Exhibit 1 of Form T-1 filed as Exhibit 25.1 of Form S-3ASR of Catamaran Corporation on March 6, 2014 under SEC File number 333-194350.

4.	A copy of the existing By-Laws of Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of form T-1 filed as Exhibit 25.1 of Form S-3ASR of Catamaran Corporation on March 6, 2014 under SEC File number 333-194350.

5.	Not applicable.

6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1.

7.	Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 13th day of May, 2014.

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

WILMINGTON TRUST, NATIONAL ASSOCIATION

Dated: May 13, 2014	By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

EXHIBIT 7

R E P O R T     O F     C O N D I T I O N

WILMINGTON TRUST, NATIONAL ASSOCIATION

As of the close of business on March 31, 2014

ASSETS	Thousands of Dollars
Cash and balances due from depository institutions:	2,022,072
Securities:	5,179
Federal funds sold and securities purchased under agreement to resell:	0
Loans and leases held for sale:	0
Loans and leases net of unearned income, allowance:	486,216
Premises and fixed assets:	9,698
Other real estate owned:	266
Investments in unconsolidated subsidiaries and associated companies:	0
Direct and indirect investments in real estate ventures:	0
Intangible assets:	3,665
Other assets:	60,425
Total Assets:	2,587,521

LIABILITIES	Thousands of Dollars
Deposits	1,981,113
Federal funds purchased and securities sold under agreements to repurchase	122,000
Other borrowed money:	0
Other Liabilities:	58,228
Total Liabilities	2,161,341

EQUITY CAPITAL	Thousands of Dollars
Common Stock	1,000
Surplus	385,244
Retained Earnings	40,477
Accumulated other comprehensive income	(541)
Total Equity Capital	426,180
Total Liabilities and Equity Capital	2,587,521